UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California,  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2024, EMCORE Corporation (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Bradley L. Radoff and certain of his affiliates set forth in the signature pages thereto (collectively, the “Radoff Parties”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) (i) accepted the resignation of Mr. Stephen L. Domenik as Chairman of the Board and a director of the Company, (ii) increased the size of the Board by one (1) member to a total of six (6) directors, and (iii) appointed Mr. Cletus C. Glasener and Mr. Jeffrey J. Roncka (each, a “New Director” and collectively, the “New Directors”) as members of the Board, each with a term expiring at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”). Mr. Domenik’s term as a director of the Company was set to expire at the 2024 Annual Meeting due to the Company’s director service term limit, and Mr. Domenik agreed to retire early from the Board to facilitate the execution of the Cooperation Agreement. The Company further agreed that it will nominate the New Directors for election at the 2024 Annual Meeting as directors for a term expiring at the Company’s 2025 annual meeting of shareholders, and the Company will recommend, support and solicit proxies for the election of the New Directors at the 2024 Annual Meeting in the same manner as it traditionally recommends, supports and solicits proxies for the election of the Company’s other director nominees. In connection with the Cooperation Agreement, the Radoff Parties have withdrawn their notice of shareholder nomination of candidates for election as directors at the 2024 Annual Meeting previously delivered to the Company.

Pursuant to the Cooperation Agreement, the Company has also agreed that the Board shall (i) amend and restate the charter of the Strategy and Alternatives Committee to include the oversight and completion of a business review of the Company’s operational performance, cost structure, and portfolio composition, as well as to explore all value creation levers available to the Company, (ii) amend the composition of the Strategy and Alternatives Committee such that it shall consist of the New Directors, Mr. Bruce E. Grooms, Ms. Noel Heiks and Mr. Rex S. Jackson, and (iii) appoint Mr. Roncka to serve as the Chair of the Strategy and Alternatives Committee at least until the end of the Standstill Period (as defined below). In addition, the Company has agreed to appoint Mr. Glasener to serve as the Chairman of the Board at least until the end of the Standstill Period. Further, each committee and subcommittee of the Board shall include at least one (1) New Director during the Standstill Period and the number of authorized directors on the Board shall not exceed six (6) directors prior to the expiration of the Standstill Period without the Radoff Parties’ prior written consent.

The Cooperation Agreement further provides that in the event that any New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or for any other reason fails to serve or is not serving as a director at any time the expiration of the Standstill Period, the Radoff Parties shall have the ability to recommend to the Board a person to be a replacement director in accordance with the criteria set forth in the Cooperation Agreement; provided that at such time the Radoff Parties beneficially own in the aggregate at least the lesser of (i) 5.0% of the Company’s then-outstanding common stock and (ii) 3,691,000 shares of common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments).

The Cooperation Agreement also includes certain customary voting commitments, standstill, and mutual non-disparagement provisions that remain in place until the earlier of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of shareholder nominations for the Company’s 2025 Annual Meeting of Shareholders pursuant to the Company’s amended and restated bylaws and (y) the date that is one hundred twenty (120) calendar days prior to the first anniversary of the 2024 Annual Meeting (the “Standstill Period”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On January 6, 2024, the Company and its subsidiaries dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm. The decision to dismiss the Company’s independent registered public accounting firm was approved by the Audit Committee (the “Audit Committee”) of the Board.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 2023 and 2022 contains a separate paragraph stating that “The Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty”. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of September 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report dated December 27, 2023 indicates that the Company did not maintain effective internal control over financial reporting as of September 30, 2023 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to ineffective controls over new or novel transactions as a result of ineffective communication has been identified and included in management’s assessment.

During the fiscal years ended September 30, 2023 and 2022 and the subsequent interim period through January 6, 2024, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s financial statements for such fiscal years, and (ii) no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except that in its audit report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2023, KPMG advised the Company of, and the Company also disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 27, 2023 (the “Annual Report”), a material weakness related to ineffective controls over new or novel transactions as a result of ineffective communication. The Company’s ineffective internal control objectives resulted in a material error associated with the Company’s identification of certain insurance premium and supplier financing agreements. The error was corrected in the consolidated financial statements as of and for the fiscal year ended September 30, 2023, and as a result, this material weakness did not result in a material misstatement to the annual or interim consolidated financial statements previously filed or included in the Annual Report. The Audit Committee discussed the subject matter of this reportable event with KPMG, and the Company authorized KPMG to respond fully to inquiries of the successor accountant (described below) concerning the subject matter of the reportable event.

The Company has provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated January 11, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of  New Independent Registered Public Accounting Firm.

On January 6, 2024, the Company approved the appointment of CohnReznick LLP (“CohnReznick”) as its new independent registered public accounting firm for its fiscal year ending September 30, 2024 subject to the completion of CohnReznick's client acceptance procedures.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On January 10, 2024, Mr. Stephen L. Domenik notified the Board of his intention to resign as a director of the Company, including as a member of the Audit Committee and Compensation Committee and as Chairman of the Board, Nominating and Corporate Governance Committee, and Strategy and Alternatives Committee, effective immediately. After ten (10) years of service on the Board, Mr. Domenik’s resignation is consistent with the director service term limit set forth in the Company’s Corporate Governance Guidelines and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Domenik resigned prior to the 2024 Annual Meeting in order to facilitate the execution of the Cooperation Agreement described above in Item 1.01 of this Current Report on Form 8-K.

(d)

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

On January 10, 2024, pursuant to the Cooperation Agreement, the Board increased the size of the Board from five (5) to six (6) members and appointed Mr. Glasener and Mr. Roncka to the Board. Each New Director will serve for an initial term expiring at the 2024 Annual Meeting and until his successor is elected and qualified, or until his earlier resignation or removal. Mr. Glasener has been appointed as Chairman of the Board and as a member of the Strategy and Alternatives Committee and Mr. Roncka has been appointed as Chair of the Strategy and Alternatives Committee. It is contemplated that either Mr. Glasener or Mr. Roncka will be added to each of the Board’s other committees shortly following their appointment to the Board.

Except as disclosed above under Item 1.01, there are no arrangements or understandings between the New Directors and any other persons pursuant to which they were selected as directors. Additionally, there are no family relationships between any director or executive officer of the Company and the New Directors, and neither of the New Directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As non-employee directors on the Board, the New Directors will receive the standard compensation received by non-employee directors, which compensation was last described in the Company’s proxy statement on Schedule 14A filed with the SEC on January 20, 2023, as amended by Amendment No. 1 filed with the SEC on January 24, 2023, which is incorporated herein by reference. It is contemplated that each of the New Directors will also enter into the Company’s standard form of indemnification agreement between the Company and its directors and officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2024, the Board approved and adopted an amendment and restatement of the Company’s amended and restated bylaws (such further amended and restated version, the “Amended and Restated Bylaws”), effective immediately. The only change to the Amended and Restated Bylaws is to remove the authority of the Chairman of the Board and of the Chief Executive Officer to call a special meeting of shareholders and to retain the authority of a majority of the Board to call a special meeting of shareholders.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD.

On January 11, 2024, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the matters described in Item 1.01 and Item 5.02 hereof. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Description
3.1	EMCORE Amended and Restated Bylaws, as amended through January 10, 2024.
10.1	Cooperation Agreement, dated as of January 10, 2024, by and among EMCORE Corporation and Bradley L. Radoff and certain of his affiliates.
16.1	Letter from KPMG LLP to the U.S. Securities and Exchange Commission, dated January 11, 2024.
99.1	Press Release, dated January 11, 2024, issued by EMCORE Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
January 11, 2024	Title:	Chief Financial Officer